Exhibit 99.1

Susquehanna Capital Acquisition

Company and Subsidiaries

Financial Statements

December 31, 2017 and 2016

Susquehanna Capital Acquisition Company and Subsidiaries

Table of Contents

December 31, 2017 and 2016

Independent Auditors’ Report

Board of Directors
Susquehanna Capital Acquisition Company and Subsidiaries

We have audited the accompanying consolidated financial statements of Susquehanna Capital Acquisition Company and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2017 and 2016 and the related consolidated statements of earnings and comprehensive income, changes in stockholders’ equity (deficit), and cash flows for the years then ended and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

1

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Susquehanna Capital Acquisition Company and Subsidiaries as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Baker Tilly Virchow Krause, LLP

Wormleysburg, Pennsylvania
March 29, 2018

2

Susquehanna Capital Acquisition Company and Subsidiaries
Consolidated Balance Sheet
December 31, 2017 and 2016
(In thousands, except share data)

	2017	2016
Assets

Current assets:
Cash and cash equivalents	$5,910	$11,700
Accounts and other receivables, net	23,289	17,176
Inventories, net	18,317	16,615
Income tax receivable	975	-
Other current assets	2,181	1,033

Total current assets	50,672	46,524

Property, plant, and equipment, net of accumulated depreciation of $36,696 and $31,790, respectively	22,035	21,158

Intangible assets, net of accumulated amortization of $32,540 and $28,644, respectively	14,779	18,454

Goodwill, net of accumulated impairment loss of $16,023 for both 2017 and 2016	57,424	57,424

Other assets	1,170	760

Total assets	$146,080	$144,320

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
Accounts payable	$9,074	$6,559
Income taxes payable	-	887
Accrued expenses	7,225	6,038
Current maturities of long-term debt	5,996	11,352

Total current liabilities	22,295	24,836

Long-term debt, net of current maturities and unamortized financing costs of $507 and $851, respectively	115,456	113,308

Deferred income taxes	28	39

Other Liabilities	21,514	24,234

Total liabilities	159,293	162,417

Stockholders' equity (deficit):
Common stock, voting, $0.001 par value; 1,000 shares authorized; 100 shares issued and outstanding	-	-
Paid-in capital	22,830	22,830
Accumulated deficit	(33,284)	(34,551)
Accumulated other comprehensive loss	(2,759)	(6,376)

Total stockholders' equity (deficit)	(13,213)	(18,097)

Total liabilities and stockholders' equity (deficit)	$146,080	$144,320

See accompanying notes to the consolidated financial statements beginning on page 7.

3

Susquehanna Capital Acquisition Company and Subsidiaries
Consolidated Statement of Earnings and Comprehensive Income
Years Ended December 31, 2017 and 2016
(In thousands)

	2017	2016

Net sales	$141,603	$126,522

Cost of goods sold	99,342	91,274

Gross profit	42,261	35,248

Selling, general, and administrative expenses	28,958	30,066

Operating income	13,303	5,182

Other non-operating income (expense), net	10	(20)

Interest expense, net	(10,039)	(9,673)

Income (Loss) before income tax expense (benefit)	3,274	(4,511)

Income tax expense (benefit)	2,007	(1,597)

Net income (loss)	$1,267	$(2,914)

Other comprehensive income (loss):
Foreign currency translation adjustments	1,881	(701)
Defined benefit pension and postretirement plans net income (loss), net of income taxes	1,736	(321)

Other comprehensive income (loss)	3,617	(1,022)

Comprehensive income (loss)	$4,884	$(3,936)

See accompanying notes to the consolidated financial statements beginning on page 7.

4

Susquehanna Capital Acquisition Company and Subsidiaries
Consolidated Statement of Changes in Stockholders' Equity (Deficit)
Years Ended December 31, 2017 and 2016
(In thousands)

				Accumulated
				Other
	Common	Paid-in	Accumulated	Comprehensive
	Stock	Capital	Deficit	Loss	Total

Balance, December 31, 2015	$-	$22,830	$(31,637)	$(5,354)	$(14,161)

Comprehensive loss	-	-	(2,914)	(1,022)	(3,936)

Balance, December 31, 2016	-	22,830	(34,551)	(6,376)	(18,097)

Comprehensive income	-	-	1,267	3,617	4,884

Balance, December 31, 2017	$-	$22,830	$(33,284)	$(2,759)	$(13,213)

See accompanying notes to the consolidated financial statements beginning on page 7.

5

Susquehanna Capital Acquisition Company and Subsidiaries
Consolidated Statement of Cash Flows
Years Ended December 31, 2017 and 2016
(In thousands)

	2017	2016

Cash flows from operating activities:
Net income (loss)	$1,267	$(2,914)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	4,034	3,477
Amortization	3,675	5,627
Noncash interest expense	5,428	4,861
Noncash LIFO allowance	104	(9)
Noncash purchase accounting write off of LIFO inventories	-	356
Loss on disposal of property, plant, and equipment	6	57
Loss recognized on closure of China plant	117	555
Deferred income taxes	1,725	(2,187)
(Increase) decrease in assets:
Accounts and other receivables, net	(6,113)	(407)
Inventories	(1,806)	3,075
Income taxes receivable	(975)	8
Other assets	(951)	(2)
Increase (decrease) in liabilities:
Accounts payable	2,339	721
Income taxes payable	(887)	-
Accrued expenses and other liabilities	(1,534)	2,540

Net cash provided by operating activities	6,429	15,758

Cash flows from investing activities:
Purchases of property, plant, and equipment and other assets	(4,535)	(2,602)
Proceeds from disposal of peoperty, plant and equipment related to China closure	-	88

Net cash used in investing activities	(4,535)	(2,514)

Cash flows from financing activities:
Proceeds from long-term debt	429	-
Repayment of long-term debt	(9,064)	(6,948)

Net cash used in financing activities	(8,635)	(6,948)

Effect of foreign currency translation adjustment on cash	951	66

Net (decrease) increase in cash and cash equivalents	(5,790)	6,362

Cash and cash equivalents, beginning of year	11,700	5,338

Cash and cash equivalents, end of year	$5,910	$11,700

Supplemental Cash Flow Disclosures:
Interest paid	$4,653	$4,806

Interest added to principal amount of subordinated debt	5,084	4,517

Income taxes paid, net	3,490	64

Amounts in accounts payable for capital expenditures	176	126

See accompanying notes to the consolidated financial statements beginning on page 7.

6

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(dollar amounts in thousands)

NOTE 1. Organization and Nature of Operations

Susquehanna Capital Acquisition Company (“SCAC” or the “Company”) is engaged in the design, manufacture, and sale of beater addition gasket materials, which are sold in either roll or sheet form or as fabricated gaskets to suppliers and manufacturers in the global truck, small engine, and automotive markets. The Company is also engaged in the design and manufacture of other specialty paper products and engineered composites.

The Company is headquartered in Lancaster, Pennsylvania and operates additional manufacturing facilities in Fulton, New York; Beaver Falls, New York; Hoosick Falls, New York; Marshalltown, Iowa; Sohna, India; and Altenkirchen, Germany, and has sales and marketing offices in Detroit, Michigan; Bonloc, France; and Shanghai, China. During 2017, we finalized liquidation procedures to close our Taicang, China facility.

On December 21, 2011, a merger among SCAC and Vulcan Global, LLC (“Acquirer” or “Parent”) was consummated pursuant to a Merger Agreement under which SCAC became a wholly owned subsidiary of the Acquirer. The merger and related transactions are referred to herein as the “Merger.” The Company has reflected the acquisition accounting of the Acquirer in the accompanying consolidated financial statements as of December 21, 2011. As of that date, the accounts of the Company have been adjusted to reflect the fair value of the Company’s net assets based on the Acquirer’s acquisition cost basis, the basis at which the accounts of the Company are carried in the Acquirer’s consolidated financial statements.

NOTE 2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of the Company and its wholly-owned subsidiaries consisting primarily of Interface Performance Materials, Inc. (“IPM”) (formerly known as Interface Solutions, Inc.), Interface Sealing Solutions, Inc. (“ISS”) and Interface Sealing Solutions Hong Kong, Limited (“ISSHK”). Intercompany transactions and balances between and among the Company and its subsidiaries have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments with original maturities of three months or less at the date of purchase.

Accounts Receivable

Accounts receivable are recorded net of an allowance for doubtful accounts established to provide for losses from uncollectible accounts based on management’s estimates and historical collections. Credit is extended based on an evaluation of the customer’s financial condition and the Company generally does not require collateral. Accounts are written off against the allowance when management determines the account is uncollectible. Accounts are considered to be past due when the customer’s receivable balance ages beyond the payment term date. Finance charges are not assessed on past due accounts.

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Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(dollar amounts in thousands)

Inventories

Inventories are valued at the lower of cost or net realizable value for first-in, first-out (“FIFO”) method inventories or the lower of cost or market for last-in, first-out (“LIFO”) method inventories. The cost of inventories stated under the LIFO method was approximately 44% of total inventories as of December 31, 2017 and 2016. See Note 4 to the Consolidated Financial Statements for further information on our accounting for inventories.

Property, Plant, and Equipment

Property, plant, and equipment is recorded at cost, with the exception of acquired assets which are recorded at their fair value as of the date of acquisition. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of the property, plant, and equipment are as follows: 10 to 30 years for buildings, 3 to 15 years for machinery and equipment, and the lesser of the determined useful life or the life of the lease for leasehold improvements.

When assets are disposed of or retired, their costs and related accumulated depreciation are removed from the consolidated financial statements, and any resulting gains or losses normally are reflected in cost of goods sold or selling, general and administrative (“SG&A”) expenses depending on the nature of the asset.

See Note 5 to the Consolidated Financial Statements for disclosures on property, plant, and equipment.

Impairment of Long-Lived Assets

The Company tests long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows is less than the carrying amount of the assets, the assets are considered to be impaired. Impairment losses are measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risks associated with the recovery of the assets or the best available indicator of fair value. There were no impairment charges recorded against long-lived assets for the years ended December 31, 2017 and 2016.

8

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(dollar amounts in thousands)

Intangible Assets

The Company’s only indefinite lived intangible asset is Goodwill, which represents costs in excess of fair values assigned to the underlying net assets of acquired businesses. Our definite-lived intangible assets are primarily customer lists, trademarks and trade names and patents. The Company follows Accounting Standards Codification (“ASC 350”) Intangibles - Goodwill and Others. Although, as a private company, the Company would be eligible to amortize goodwill under the provisions of Accounting Standards Update (“ASU”) 2014–02, Intangibles - Goodwill and Other (Topic 350) the Company has not elected to adopt those provisions. As such, the guidance requires that goodwill and indefinite lived intangible assets not be amortized. Under the provisions of ASC 350, intangible assets, including goodwill, that are not subject to amortization are tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired. Beginning with the year ended December 31, 2012, the Company opted to perform a qualitative assessment to test goodwill for impairment, as permitted by ASU 2011-08, Intangibles - Goodwill and Other (Topic 350). ASU 2011-08 simplifies how entities test goodwill for impairment.

Based on the qualitative assessment as outlined in ASC 2011-08, if a Company determines that the fair value of a reporting unit is more-likely-than-not (i.e., a likelihood of more than 50 percent) to be less than its carrying amount, the two step impairment test would be performed. In the first step, the Company would compare the fair value of each reporting unit to its carrying value. If the fair value of the reporting unit exceeds the carrying value of the net assets assigned to that unit, goodwill is not considered impaired and the Company is not required to perform further testing. If the carrying value of the net assets assigned to the reporting unit exceeds the fair value of the reporting unit, then the Company would perform the second step of the impairment test in order to determine the implied fair value of the goodwill. If the carrying value of the goodwill exceeds its implied fair value, then the Company would be required to record an impairment loss equal to the difference.

There were no goodwill impairment charges recorded during 2017 and 2016.

See Note 6 to the Consolidated Financial Statements for disclosures on intangible assets.

Other Assets

Other long-term assets include primarily computer software which is being amortized over three to five years.

Accumulated Other Comprehensive Income (Loss)

Comprehensive income (loss) is defined as net income (loss) and other changes in stockholders’ equity from transactions and events other than with stockholders and dividends. See Note 14 to the Consolidated Financial Statements for additional disclosure on accumulated other comprehensive income (loss) (“AOCI”).

9

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(dollar amounts in thousands)

Revenue Recognition

Revenue is recognized from the sale of products when persuasive evidence of an arrangement exists, title and risk of loss transfers to the customer, prices are fixed and determinable, and it is reasonably assured the related accounts receivable is collectible. In the case of consigned goods, revenue is recognized upon consumption by the customer. Sales to customers include freight invoiced while freight expense incurred is included in cost of goods sold.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse. The Company records all deferred tax assets and liabilities as non-current in the consolidated balance sheet based upon ASC 740.

The Company follows the Financial Accounting Standards Board (“FASB”) guidance on accounting for uncertainty in income taxes. A tax position is recognized as a benefit at the largest amount that is more-likely-than-not to be sustained in a tax examination based solely on its merits. An uncertain tax position will not be recognized if it has less than a 50% likelihood of being sustained. Under the threshold guidelines, the Company believes no significant uncertain tax positions exist, either individually or in the aggregate, that would result in recognition of a liability for unrecognized tax benefits as of December 31, 2017 and 2016.

The Company’s policy is to account for interest as a component of interest expense and penalties as a component of other expense.

See Note 9 to the Consolidated Financial Statements for further disclosures on income taxes.

Presentation of Sales Tax

The Company does not collect state sales taxes from its domestic customers because all domestic customers are manufacturers and exempt from state sales taxes, but it does collect a value added tax on certain of its foreign sales and remits the entire amount to the foreign government. The Company’s accounting policy is to exclude the tax collected and remitted from revenues and cost of goods sold.

10

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(dollar amounts in thousands)

Research and Development Costs

Costs associated with the development of new products and changes to existing products are expensed as incurred and are in included in SG&A expenses in the accompanying consolidated statement of earnings. Research and development costs amounted to $3,475 and $3,627 for the years ended December 31, 2017 and 2016, respectively.

Foreign Currency Translation

The Company uses the local currency as the functional currency for foreign operations. Results of foreign operations are translated into U.S. dollars using average exchange rates during the period, while assets and liabilities are translated into U.S. dollars using exchange rates in effect at the consolidated balance sheet date. The resulting translation adjustments are recorded in accumulated other comprehensive income (loss).

Transaction gains and losses resulting from exchange rate changes on transactions denominated in currencies other than the functional currency are included in the Company’s consolidated statement of earnings in the period in which the change occurs.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of certain assets, liabilities, revenues and expenses and the disclosure of certain contingent assets and liabilities. Actual results could differ from those estimates.

Subsequent Events

The Company has evaluated subsequent events through March 29, 2018, which is the date the consolidated financial statements were available to be issued.

Recently Adopted Accounting Standards

During 2017, the Company adopted the guidance of the FASB’s ASU 2015-11 “Inventory”, Topic 835-30: “Simplifying the Measurement of Inventory”. The guidance in this ASU applies to inventory measured using FIFO or average cost. The new guidance requires an entity to measure inventory within the scope of the update at the lower of cost and net realizable value. There were no impacts to the Company’s financial condition, results of operations or cash flows as a result of this guidance.

11

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(dollar amounts in thousands)

Issued Accounting Standards

In May 2014, the FASB issued ASU 2014-09 “Revenue from Contracts with Customers (Topic 606).” ASU 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. During 2015 and 2016, the FASB also issued ASU 2015-14, which defers the effective date of ASU 2014-09; ASU No. 2016-08, “Principal versus Agent Considerations (Reporting Revenue Gross versus Net)”, which clarifies the implementation guidance on principal versus agent considerations in Topic 606; ASU 2016-10, “Identifying Performance Obligations and Licensing”, which clarifies the identification of performance obligations and the licensing implementation guidance; ASU 2016-12, “Narrow-Scope Improvements and Practical Expedients” and ASU 2016-20, “Technical Corrections and Improvements to Topic 606”, which both affect narrow aspects of Topic 606. During 2017, the FASB also issued ASU No. 2017-13 and ASU No. 2017-14 that relate to revenue recognition for lessors and reporting of comprehensive income related to revenue recognition, respectively. Topic 606 (as amended) is effective for fiscal years beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The company may elect to apply the guidance earlier, but no earlier than fiscal years beginning after December 15, 2016. The amendments may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of initial application. The Company is currently assessing the effect that Topic 606 (as amended) will have on its financial condition, results of operations, and cash flows as a result of this guidance.

During February 2016, the FASB issued ASU 2016-02 “Leases (Topic 842).” ASU 2016-02 requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet.  A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term.  ASU 2016-02 is effective for annual periods beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. The Company is currently assessing the effect that ASU No. 2016-02 will have on its financial condition, results of operations, and cash flows as a result of this guidance.

During January 2017, the FASB issued ASU No. 2017-04, “Simplifying the Test for Goodwill Impairment.” ASU No. 2017-04 simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. ASU No. 2017-04 is effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2020. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company notes that the adoption of this ASU will only impact the consolidated financial statements in the event a goodwill impairment were to be recognized.

12

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(dollar amounts in thousands)

During March 2017, the FASB issued ASU No. 2017-07— “Compensation – Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost”. ASU No. 2017-07 improve the presentation of net periodic pension and postretirement costs by requiring that employers report the service cost component in the same line item or items as other compensation costs arising from services rendered by pertinent employees during the period. The other components of net benefit cost are required to be presented in the income statement separately from the service cost component and outside a subtotal of income from operations, if one is presented. If a separate line item is not used in the income statement the other components of net benefit cost must be disclosed. The amendment also only allows the service cost component to be eligible for capitalization when applicable. ASU No. 2017-07 is effective for annual periods beginning after December 15, 2017. The Company is currently assessing the effect that ASU No. 2017-07 will have on its results of operations, financial position and cash flows as a result of this guidance.

During February 2018, the FASB issued ASU No. 2018-02, “Income Statement – Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income” which is intended to help organizations reclassify certain stranded income tax effects in accumulated other comprehensive income resulting from the Tax Cuts and Jobs Act of 2017 (the Act). This ASU will eliminate the stranded tax effects associated with the Act’s change in the federal corporate income tax rate, while improving the usefulness of information reported to financial statement users. The amendments require financial statement preparers to reclassify stranded tax effects within accumulated other comprehensive income to retained earnings in each period in which the effect of the change in the U.S. federal corporate income tax rate in the Act (or portion thereof) is recorded. The amount of the reclassification would be the difference between the historical corporate income tax rate and the newly enacted 21 percent corporate income tax rate. The ASU is effective for all organizations for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. Organizations are required to apply the proposed amendments retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Act is recognized. The Company is currently assessing the effect that ASU No. 2018-02 will have on its results of operations, financial position and cash flows as a result of this guidance.

NOTE 3. Accounts and Other Receivables

	2017	2016

Trade receivables	$23,425	$17,395
Other receivables	66	71

	23,491	17,466
Allowance for bad debts	(202)	(290)

	$23,289	$17,176

13

Susquehanna Capital Acquisition Company and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2017 and 2016
(dollar amounts in thousands)

NOTE 4. Inventories

As of December 31, 2017 and 2016, inventory listed below was shown net of an obsolescence allowance of $1,776 and $1,718, respectively.

	2017	2016

Raw materials	$5,972	$4,759
Work-in-process	4,553	4,091
Finished goods	5,040	4,964
Supplies	2,996	2,941

FIFO value	18,561	16,755
LIFO allowance	(244)	(140)

	$18,317	$16,615

During 2017, the Company increased the LIFO allowance by $104 to $244. In 2016, the Company decreased the LIFO allowance by $9 to $140 from $149 in 2015.

Supplies inventory includes components that will be coupled with gaskets for kits as well as fuel and spare parts available for use in the Company’s operations.

NOTE 5. Property, Plant, and Equipment

	2017	2016

Land	$2,476	$2,326
Buildings and leasehold improvements	15,699	14,656
Machinery and equipment	38,373	35,211
Construction in process	2,183	755

	58,731	52,948
Accumulated depreciation	(36,696)	(31,790)

	$22,035	$21,158

Depreciation expense was $4,034 and $3,477 for the years ended December 31, 2017 and 2016, respectively.

14

Susquehanna Capital Acquisition Company and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2017 and 2016
(dollar amounts in thousands)

NOTE 6. Goodwill and Other Intangible Assets

Under ASC 350, goodwill and other intangible assets with indefinite lives are not amortized but are reviewed annually for impairment. There were no impairment charges recorded in 2017 or 2016 as the result of our annual testing performed as of December 31, 2017 and December 31, 2016. See Note 2 to the Consolidated Financial Statements for a discussion of the Company’s accounting policy for intangible assets.

The following table reflects the components of intangible assets as of December 31, 2017 and 2016:

	2017		2016
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization

Non-amortized intangible assets:
Goodwill	$57,424	$-	$57,424	$-

Amortized intangible assets:
Patents	$1,183	$(1,183)	$1,183	$(1,183)
Trademarks and trade names	7,334	(7,334)	7,307	(7,307)
Customer lists and relationships	38,802	(24,023)	38,608	(20,154)

	$47,319	$(32,540)	$47,098	$(28,644)

Goodwill is presented net of the accumulated impairment loss of $16,023 as of December 31, 2017 and 2016.

In addition to goodwill, the Company has customer relationships, trademarks and trade names, and patents which are deemed to have a finite life, and are amortized over the useful lives of these assets, ranging from 5 to 10 years.

Amortization expense for intangible assets with finite lives was as follows for the years ended December 31:

	2017	2016

Amortization expense	$3,675	$5,627

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Susquehanna Capital Acquisition Company and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2017 and 2016
(dollar amounts in thousands)

The estimated aggregate amortization expense consists of the following for each of the five years ending December 31, 2022, and thereafter:

2018	$3,720
2019	3,720
2020	3,720
2021	3,619
2022	-
Thereafter	-

The weighted average remaining useful life of the intangible assets being amortized is approximately 3.3 years at December 31, 2017.

NOTE 7. Accrued Expenses

	2017	2016

Employee compensation	$3,684	$3,208
Interest expense	60	106
Management fees	1,980	1,320
Other	1,501	1,404

	$7,225	$6,038

NOTE 8. Debt

On June 20, 2014, the Company amended and restated its $105,000 credit facility with a modified lending syndicate. The amended facility is comprised of a $100,000 term loan and a $20,000 revolving credit facility (with a $3,000 sublimit for letters of credit), both of which are scheduled to mature on June 20, 2019. Borrowings under the revolving credit facility are limited based on certain levels of eligible accounts receivable and inventories. Commitment fees are charged at 0.45% on the unused portion of the revolver. Borrowings under the revolving credit facility and term loan bear interest, payable monthly, at rates based on a bank base rate plus an applicable margin or payable quarterly, at LIBOR plus an applicable margin. At the Company’s election, the borrowings under the term loan bear interest at LIBOR plus an applicable margin. Interest is payable based on the respective LIBOR rate maturity (interest period), provided that if the LIBOR maturity is six months or longer, interest is payable on the ninetieth day of the interest period, and every ninetieth day thereafter until the end of the interest period and on the last day of the interest period.

16

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(dollar amounts in thousands)

Borrowings under the credit agreement are collateralized by 100% of the capital stock of the Company and the Company’s domestic and select foreign subsidiaries, 65% of the capital stock of certain other of the Company’s foreign subsidiaries and substantially all of the real and personal property of the Company and the Company’s domestic subsidiaries.

The available borrowings under the revolving credit facility are reduced by the total outstanding letters of credit. The Company had letters of credit outstanding of $126 at December 31, 2017 and 2016. Borrowings under the revolving credit facility were $2,000 at December 31, 2017 and 2016. The available credit under the revolving credit facility, net of borrowings and taking into account the Forbearance Agreement discussed later, is approximately $11,124 and $11,207, at December 31, 2017 and 2016, respectively.

Concurrent with the amendment of the credit facility in June 2014, the terms of the $32,000, related party, subordinated notes entered into on December 21, 2011 were also updated. Borrowings on the subordinated notes now bear interest at 12% payable on the first day of each March, June, September, and December, effective June 20, 2014. The interest rate was reduced from the initial 18% and the terms of the interest payments were modified, from exclusively Payment-in-Kind (“PIK”), to include PIK, cash payment, or a combination of the two methods. The maturity date was also extended from June 21, 2017 to June 21, 2020. On November 30, 2017 the Company entered into an additional $429 of subordinated notes subject to the June 2014 updated terms and conditions. The outstanding principal and related accrued interest are included in the outstanding balances shown in the table below.

17

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(dollar amounts in thousands)

A summary of debt consists of the following as of December 31:

	2017	2016

Senior Debt:
Variable rate term loan; as a result of the excess cash flow payment required at December 31, 2016 the repayment schedule was modified to require quarterly principal payments of $1,186 through June 30, 2018, $1,811 from September 30, 2018 through March 30, 2019, with the balance due at maturity on June 20, 2019; as a result of the excess cash flow payment required at December 31, 2014, the repayment schedule was modified to require quarterly principal payments of $1,112 through June 30, 2016, $1,737 from September 30, 2016 through June 30, 2018, and $2,362 from September 30, 2018 through March 30, 2019, with the balance due at maturity on June 20, 2019. Additional principal payments may be due based on annual excess cash flow as defined in the credit agreement. If such payments are required the future quarterly principal payments will be modified to reflect these payments. Interest is charged at varying rates: 5.68% and 5.50% at December 31, 2017 and 2016, respectively.	$74,555	$83,620
Less: Unamortized financing costs	(507)	(851)

Senior Debt, net	74,048	82,769

Revolving Credit Facility:
Revolver bearing interest at LIBOR plus applicable margin, which was 1.57% and 4.00%, respectively, at December 31, 2017 and 1.0% and 4.50%, respectively, at December 31, 2016. The latest amendment effective June 20, 2014 extended the due date from February 1, 2017 to June 20, 2019	2,000	2,000
Subordinated Debt:
Fixed rate term loan, interest at 12% scheduled to mature on June 21, 2020.	45,404	39,891

	121,452	124,660
Current maturities	(5,996)	(11,352)

	$115,456	$113,308

18

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(dollar amounts in thousands)

No excess cash flow payment was required for 2017 based on the results of the annual calculation. However, the annual excess cash flow calculation for the year ended 2016 resulted in the Company being required to make an additional principal payment of $4,404. The payment is reflected in current maturities of long-term debt and was paid on July 28, 2017.

The PIK on the subordinated debt represents interest expense incurred, but not paid in cash. The PIK is added quarterly to the principal amount due and future period interest accruals are based on principal amounts including PIK incurred. The total amount of PIK interest outstanding at December 31, 2017 and 2016, was $12,976 and $7,891, respectively. The total interest expense related to the subordinated debt was $5,084 and $4,517 for the years ended December 31, 2017 and 2016, respectively.

Maturities of long-term debt outstanding, excluding unamortized financing costs, as of December 31, 2017, based on the terms of the underlying agreements are as follows:

	Senior	Subordinated	Total

2018	$5,996	$-	$5,996
2019	70,559	-	70,559
2020	-	45,404	45,404
2021	-	-	-
2022	-	-	-
Thereafter	-	-	-

	$76,555	$45,404	$121,959

Cash interest payments related to senior debt were $4,653 and $4,806 for the years ended December 31, 2017 and 2016, respectively. These amounts exclude all payments for PIK interest related to the subordinated debt.

The debt arrangements in place as of December 31, 2017 and 2016 subject the Company to various affirmative and negative covenants. Among other things, the covenants limit the Company’s ability to incur additional indebtedness, declare or pay dividends, and require the Company to maintain certain financial ratios with respect to fixed charge coverage and senior leverage as defined in the arrangements.

At December 31, 2015, the Company was not in compliance with certain of the financial debt covenants noted above. In February of 2016, the Company was granted a waiver from the lending syndicate providing relief from the non-compliant status at December 31, 2015.

19

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(dollar amounts in thousands)

In July 2016, the Company and the members of the lending syndicate entered into a Forbearance and Amendment Agreement (“the agreement”) which was scheduled to expire in January 2017. In the agreement, the lenders agreed to forgo enforcement actions related to existing and prospective defaults related to the senior leverage ratio, delivery of required financial documents and other items provided the Company remained compliant with all the terms and conditions of the agreement. If additional defaults occurred during the forbearance period the lenders may have opted to enforce a default interest rate which subjected the Company to an additional 2% interest on the unpaid loan balance effective June 15, 2016 for the remainder of the forbearance period. In January 2017, the Company entered into an amendment to extend the expiration date of the agreement to May 31, 2017, and in May 2017 an additional amendment extended the expiration date to June 30, 2017.

During the forbearance period, the revolving credit facility availability was reduced from $20,000 to approximately $13,300. Additionally, the Company was subjected to modified financial ratio requirements. The Company was required to maintain a senior leverage ratio of less than 5 to 1 through June 30, 2017 (modified from 4.25 or 3.75 to 1), and the fixed charge covenant remained unchanged at 1.1 to 1. Upon expiration of the forbearance period, if all the specified defaults had not been cured or waived by the lenders, the lenders had the ability to require repayment of the unpaid loan balance.

The agreement restricted the Company’s ability to make payments under the Management and subordinated note agreements entered into with related parties (excluding director’s fees and expense reimbursement) or to incur any form of additional debt. Under the agreement the Company was required to (1) make a $2,500 prepayment on the term loan which was applied evenly to the September 2016 and final payment; (2) pay certain fees and expenses of the lenders; (3) issue the 2015 Audited Financial Statements within 30 days from the effective date of the agreement in addition to other financial and banking requirements.

In June 2017, the Company re-negotiated the terms and conditions of the credit facility (“new agreement”). The new agreement made the reduction to the revolving credit facility in the forbearance agreement permanent at approximately $13,300. The Company is now required to maintain a senior leverage ratio of less than 3.95 or 3.75 to 1 for the quarters ending June 30, 2017 through June 30, 2018 (modified from 3.50 or 3.25 to 1 for the same periods), effective September 30, 2018 the senior leverage ratio will correspond with the original agreement at 3.25 to 1, the fixed charge covenant will remain unchanged at 1.1 to 1. The amendment provided a waiver for the non-compliant status for the quarters ended March 31, 2016 and June 30, 2016. Additionally, under the agreement the Company was required to (1) pay certain fees and expenses of the lenders; (2) issue the 2016 Audited Financial Statements within 30 days from the effective date of the new agreement in addition to other financial and banking requirements. Lastly, the Company was permitted to resume payments of management fees once the Company is compliant with the financial ratios contained in the original credit agreement. In September 2017, the Company’s leverage ratio dropped below the original credit agreement requirement of 3.5 to 1, as a result the Company paid $660 of the management fees accrued on the balance sheet at December 31, 2016.

20

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(dollar amounts in thousands)

NOTE 9. Income Taxes

Income tax expense (benefit) consists of the following for the years ended December 31:

	2017	2016

Current:
Federal	$1,574	$813
State	91	102
Foreign	307	-

Total current expense	1,972	915

Deferred:
Federal	259	(2,326)
State	(213)	(186)
Foreign	(11)	-

Total deferred expense (benefit)	35	(2,512)

Total income tax expense (benefit)	$2,007	$(1,597)

Temporary differences between financial statement and tax reporting that give rise to significant portions of the deferred tax assets relate primarily to the allowance for doubtful accounts, state tax operating losses, inventory, certain accrued compensation costs, accruals for pension and postretirement benefit costs and certain intangible assets. Temporary differences between financial statement and tax reporting that give rise to significant portions of the deferred tax liabilities relate primarily to inventory, plant and equipment, accruals for pension and postretirement benefit costs and certain intangible assets.

A summary of deferred tax assets and liabilities as of December 31, is as follows:

	2017	2016

Domestic deferred tax assets	$6,791	$12,062
Less: Valuation Allowance	(823)	(477)
Net deferred tax assets	5,968	11,585
Domestic deferred tax liabilities	(5,968)	(11,585)
Foreign deferred tax liabilities	(28)	(39)

Net deferred tax liabilities	$(28)	$(39)

In addition to the deferred tax benefit reported above for operations, the deferred tax assets and liabilities reflect taxes related to accumulated other comprehensive income (loss). Deferred tax assets (liabilities) related to accumulated other comprehensive income (loss) were $1,007 and $1,627 as of December 31, 2017 and 2016, respectively; however there has been a full valuation allowance applied against these deferred tax assets as of December 31, 2017 and 2016, including the change in deferred tax assets related to accumulated other comprehensive income (loss) of $620 in 2017.

21

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(dollar amounts in thousands)

The Company’s income tax expense (benefit) in the consolidated statement of earnings for the years ended December 31, 2017 and 2016, differed from income tax expense at the statutory federal rate primarily due to permanent differences; including the effects of the Domestic Production Activity Deduction, and the recording of valuation allowances and state income taxes.

The Company has valuation allowances of $823 and $477 recorded against 100% of the net domestic deferred tax assets at December 31, 2017 and 2016, respectively.

On December 22, 2017, Tax Cuts and Jobs Act was signed into law. The legislation significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a repatriation tax on deemed repatriated earnings of foreign subsidiaries. The Act permanently reduces the U.S. corporate income tax rate from a maximum of 35% to a flat 21% rate, effective January 1, 2018.

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. As a result of the reduction in the U.S. corporate income tax rate from 35% to 21% under the Act, the Company revalued its ending net deferred tax assets at December 31, 2017 and recognized a provisional $650 deferred tax expense in the Company’s consolidated statement of earnings and comprehensive income for the year ended December 31, 2017.  As the Company is in a full domestic valuation allowance position, this change in deferred tax asset is offset by valuation allowance. The Company has recognized the provisional tax impacts related to the revaluation of deferred tax assets and liabilities and included these amounts in its consolidated financial statements for the year ended December 31, 2017 based on the best estimates of the ultimate tax impact. The actual impact may differ from these provisional amounts due to, among other things, additional analysis, changes in interpretations and assumptions the Company has made, additional regulatory guidance that may be issued, and actions the Company may decide to take as a result of the Act.

The Act provided for a one-time deemed mandatory repatriation of post-1986 undistributed foreign subsidiary earnings and profits (“E&P”) through the year ended December 31, 2017. The Company is not subject to this repatriation because its profitable foreign subsidiaries are disregarded for U.S. tax purposes and no positive un-repatriated E&P exists in any of the controlled foreign corporations as of December 31, 2017.  The Act also prospectively enacted new interest expense limitations for tax years beginning January 1, 2018 for which the Company may be limited.

The Company has Pennsylvania (“PA”) state net operating loss (“NOL”) carryforwards of $6,168. The Company also has post apportionment New York (“NY”) state NOL carryforwards of $86. This NY NOL had a pre and post apportioned value of $6,361 and $96, respectively at December 31, 2016. The PA NOL’s will begin to expire in 2025 while the NY NOL’s begin to expire in 2026. The Company has recorded a valuation allowance against 100% of the PA and NY NOL’s. In addition, the Company has $4,140 of NY investment tax credit carryforwards. The Company has recorded a full valuation allowance against these state tax carryforwards. These state tax carryforwards are subject to restrictive use limitations which render the realization of the related tax benefits unlikely.

22

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(dollar amounts in thousands)

Net income taxes paid by the Company in 2017 and 2016 totaled $3,490 and $64, respectively.

The results of certain foreign operations are included in the domestic taxable income or loss for tax purposes.

NOTE 10. Commitments

The Company is obligated under various non-cancelable leases for office facilities, production equipment, and computer equipment. These leases generally provide for renewal options and, in the case of facilities leases, for periodic rate increases based upon economic factors.

Future minimum payments under non-cancelable operating leases with initial terms of one year or more consist of the following as of December 31, 2017:

2018	$1,170
2019	1,120
2020	1,004
2021	1,018
2022	902
Thereafter	1,224

Total rent expense was $1,489 and $1,566 for the years ended December 31, 2017 and 2016, respectively.

NOTE 11. Pension Plans

The Company has two domestic noncontributory defined benefit pension plans covering the majority of employees. For the larger of the two plans, effective May 1, 2005, newly hired non-union employees, effective July 1, 2005, newly hired Fulton union employees, effective November 16, 2008, newly hired Hoosick Falls union employees, and effective December 31, 2009, newly hired Lewis union employees of Interface Performance Materials, Inc. are no longer enrolled in the plan; instead, some of these employee groups are eligible for a Company match in the Company’s defined contribution 401(k) plans. For the smaller of the two plans, effective June 15, 2009, newly hired non-union employees at the Marshalltown facility of Interface Sealing Solutions, Inc. are no longer enrolled in the plan. For the larger of the two plans, the benefits are based on years of service and the employee’s average compensation during the three highest of last ten consecutive years of covered employment. For the smaller plan, the benefits are based on years of service with a fixed monthly accrual each year. The projected unit credit method is used to determine both pension costs and funding requirements. The Company’s funding policy is to contribute annually the minimum amount required by U.S. government agencies’ regulations. The assets for the plans are principally invested in stocks, bonds, and mutual funds.

23

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(dollar amounts in thousands)

In 2008, for non-union members of the larger plan, the Company froze benefits being accrued effective December 31, 2008. The pension benefit was replaced by discretionary employer contributions to one of the Company’s defined contribution plans beginning in 2009. In 2009, for non-union members of the smaller plan, the Company froze benefits being accrued effective June 15, 2009. Also in 2009, for Lewis union employees participating in the larger plan, the Company froze benefits being accrued effective December 31, 2009. In 2010, for Hoosick Falls union members of the larger plan, the Company froze benefits being accrued effective December 31, 2013. In March 2012, for union members of the smaller plan, the Company froze benefits effective May 31, 2012.

The following table sets forth the plans’ funded status and amounts recognized in the Company’s consolidated financial statements as of December 31, 2017 and 2016 and for the years then ended. These amounts are determined by a third-party actuary using December 31 of each year as the measurement date:

	2017	2016

Change in projected benefit obligation:
Projected benefit obligation at beginning of year:	$55,243	$55,638
Service cost	150	166
Interest cost	2,064	2,157
Benefit payments	(2,806)	(2,665)
Effect of change in assumptions	2,267	82
Actuarial loss (gain)	(19)	(135)

Projected benefit obligation at end of year	56,899	55,243

Change in fair value of plan assets:
Fair value of plan assets at beginning of year	39,498	40,513
Employer contributions	170	10
Actual return on plan assets	6,826	1,640
Benefits paid	(2,806)	(2,665)

Fair value of plan assets at end of year	43,688	39,498

Funded status	$(13,211)	$(15,745)

Accumulated benefit obligation	$56,899	$55,243

As of December 31, 2017 and 2016, each of the Company’s plans had both accumulated benefit obligations and projected benefit obligations in excess of plan assets.

Amounts recognized in the consolidated balance sheet consist of the following as of December 31:

	2017	2016

Other liabilities (noncurrent)	$(13,211)	$(15,745)
Deferred tax asset (liability)	1,454	2,113
Accumulated other comprehensive loss	2,585	3,756

24

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(dollar amounts in thousands)

The components of actuarially computed net pension credit consist of the following for the years ended December 31:

	2017	2016

Service cost	$150	$166
Interest cost	2,064	2,157
Expected return on plan assets	(2,746)	(2,725)
Amortization of prior service credit	(3)	(3)

Net pension credit	$(535)	$(405)

Pension plan amounts recognized in accumulated other comprehensive loss, net of tax effect:
Net actuarial loss	$(2,585)	$(3,756)

Pension plan amounts in accumulated other comprehensive loss expected to be recognized in net pension expense over the next fiscal year, net of tax effect:
Net gain (loss)	$-	$-

The benefit obligation and net pension income are determined using the following assumptions as of December 31:

	2017	2016

Discount rate for benefit obligations	3.40%	3.85%
Discount rate for net pension credit	3.85%	4.00%
Expected long-term rate of return on plan assets	7.00%	7.00%
Mortality tables	RP-2014 Blue Collar Table with MP-2017 Scale	RP-2014 Blue Collar Table with MP-2016 Scale

The expected long-term rate of return on plan assets reflects the average rate of earnings expected on the funds invested or to be invested to provide for the benefits included in the projected benefit obligation. The selected rate considers the historical and expected future investment trends of the present and expected assets in the plans.

The Company anticipates making contributions of $1,526 to the plans during the fiscal year beginning on January 1, 2018.

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid to participants in the plans:

2018	$2,951
2019	3,031
2020	3,081
2021	3,161
2022	3,211
Five-year period beginning thereafter	16,588

25

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(dollar amounts in thousands)

During 2017 and 2016, the assets of the plans were invested and managed by Wilmington Trust Investment Advisors, Inc. (a division of M&T Bank), which acts as both trustee and administrator. The Interface Performance Materials Benefits Committee meets periodically to review current investment policy and to monitor plan performance. The assets of the plans are invested in a manner consistent with the Prudent Investor Act. The investment objective is growth and income, consistent with the goal of long-term appreciation and modest current income.

The target allocations for plan assets are 45 - 80% equities, 5 - 30% hedges, 0 - 10% cash equivalents, and 5 - 30% fixed income investments.

The fair values of the Company’s pension plan assets as of December 31 by asset category are as follows:

	December 31, 2017
	Total	Level 1	Level 2

Money market funds	$1,923	$1,923	$-
U.S. treasury obligations	1,354	-	1,354
U.S. government agencies	909	-	909
Corporate and foreign bonds	1,628	-	1,628
Taxable fixed income mutual funds	2,000	2,000	-
Domestic equity mutual funds	21,058	21,058	-
Closed end equity mutual funds	2,916	2,916	-
International closed end funds	6,126	6,126	-
International mutual funds	5,774	5,774	-

	$43,688	$39,797	$3,891

	December 31, 2016
	Total	Level 1	Level 2

Money market funds	$1,659	$1,659	$-
U.S. treasury obligations	1,379	-	1,379
U.S. government agencies	934	-	934
Corporate and foreign bonds	1,652	-	1,652
Taxable fixed income mutual funds	1,512	1,512	-
Domestic equity mutual funds	23,414	23,414	-
Global mutual funds	2,281	2,281	-
Closed end equity mutual funds	3,146	3,146	-
International mutual funds	3,521	3,521	-

	$39,498	$35,533	$3,965

The valuation techniques and inputs used in determining the fair value of the pension plan assets as of December 31, 2017 and 2016 are in accordance with the fair value hierarchy established by ASC 820 as outlined in Note 16 to the consolidated financial statements. There were no changes in valuation techniques or inputs used during the years ended December 31, 2017 and 2016.

26

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(dollar amounts in thousands)

The Company sponsors two retirement plans for the employees of Interface Performance Materials Altenkirchen (“IPMA”). The noncontributory pension plan covers all employees of IPMA hired prior to June 30, 1980; on this date the plan was frozen to new participation. The pension plan benefits are based on years of service. The projected unit credit method is used to determine both pension costs and funding requirements. The total liability associated with this plan as of December 31, 2017 and 2016 was $2,083 and $1,966, respectively. The second plan is associated with the German retirement program known as the German Altersteilzeit Arrangement (“ATZ”). The German ATZ is designed to create incentive for employees within a certain age group to transition from full time or part time employment into retirement before their legal retirement age. Under German law, an employer is required to allow participation in the ATZ without restriction until participation reaches five percent of the total workforce; after the five percent participation is achieved, an employer, at their discretion, can approve employees for the ATZ program. Benefits are based on compensation of the employee, and respective hours worked. In addition, employees participating in the ATZ program generally receive an annual bonus and an additional pension contribution to compensate for the fact that the employee has not been working at their previous level during the ATZ period. The annual bonus and the additional pension contributions are subsidized by the German government for a maximum of six years, which is also the maximum term allowed for an employee’s participation in this program. The total liability associated with the ATZ plan as of December 31, 2017 and 2016 is $75 and $187, respectively. The Company used a discount rate of 1.90% and 1.80% and an average rate of compensation increase of 2.07% in determining the liabilities for December 31, 2017 and 2016, respectively.

The Company’s funding policy for both of the IPMA retirement plans is to contribute annually the minimum amounts required by German government agencies’ regulations.

The Company also sponsors retirement savings plans that are employee savings plans and qualify as deferred salary arrangements under Section 401(k) of the Internal Revenue Code, for all U.S. salaried and hourly employees. Under the provisions of the plans, eligible employees may contribute, on a pretax basis, up to the higher of the annual contribution limits established by the Internal Revenue Service (“IRS”), or 60% of their compensation. Also according to IRS regulations, certain employees defined as "highly compensated," were limited to lower contribution amounts. In addition, eligible employees may contribute, on an after-tax basis, up to 10% of their compensation. Each employee’s annual pretax and after-tax contribution is limited to a combined maximum of $51. The plans provide for a discretionary employer match for certain employees and a non-discretionary match for other employees. Effective December 21, 2008, one of the plans was amended to discontinue all employer matching contributions (both discretionary and non-discretionary) with respect to any compensation earned or deferred after December 21, 2008, by all participants, with the exception of those at the former Croghan, New York location. Effective January 1, 2011, one of the plans was amended to provide for a non-discretionary safe harbor match. The Company made non-discretionary matches of $704 and $578 for the years ended December 31, 2017 and 2016, respectively. No discretionary matches were made in either year.

27

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(dollar amounts in thousands)

NOTE 12. Postretirement Benefits Other than Pensions

The Company provides postretirement life insurance to all employees of Interface Performance Materials, Inc., and postretirement medical benefits to all Fulton plant hourly employees hired prior to July 1, 2002 and certain executives as determined by the Board of Directors. There was a significant amendment to the Fulton hourly postretirement medical benefits portion of the plan effective October 1, 2005, which eliminated the benefit for future retirees and replaced it with a fixed credit amount. During 2008, the Fulton plan was amended such that the life insurance benefit would only be provided upon the participant retiring prior to 2010.

The following table sets forth the plans’ funded status and the amounts recognized in the Company’s consolidated financial statements for the years ended December 31. These amounts are determined by a third-party actuary using December 31 of each year as the measurement date:

	2017	2016

Change in accumulated benefit obligation:
Accumulated benefit obligation at beginning of year:	$5,555	$6,420
Service cost	8	13
Interest cost	206	219
Benefit payments	(427)	(422)
Effect of change in assumptions	(40)	36
Changes due to experience	26	(711)

Accumulated benefit obligation at end of year	5,328	5,555

Change in accumulated postretirement benefit obligation:
Accumulated benefit postretirement obligation at beginning of year:	$(5,555)	$(6,420)
Fully eligible active plan participants	87	128
Other active plan participants	70	42
Retirees	70	695

Accumulated postretirement benefit obligation at end of year	(5,328)	(5,555)

Fair value of plan assets at beginning of year	$-	$-
Contributions	427	422
Benefit payments	(427)	(422)

Fair value of plan assets at end of year	$-	$-

Funded status	$(5,328)	$(5,555)

28

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(dollar amounts in thousands)

Amounts recognized in the consolidated balance sheet consist of the following as of December 31:

	2017	2016

Accrued expenses (current)	$(433)	$(431)
Other liabilities (noncurrent)	(4,895)	(5,124)
Deferred tax liability	(447)	(486)
Accumulated other comprehensive income	(795)	(863)

The components of actuarially computed net post-retirement benefit expense consist of the following for the years ended December 31:

	2017	2016

Service cost	$8	$13
Interest cost	206	219
Amortization of unrecognized gain	(120)	(133)

Net benefit expense	$94	$99

Postretirement benefit plan amounts recognized in accumulated other comprehensive income, net of tax effect:
Net gain	$795	$863

Postretirement benefit plan amounts in accumulated other comprehensive income expected to be recognized in net periodic benefit expense over the next fiscal year, net of tax effect:
Net gain	$76	$86

The benefit obligation was determined using a discount rate of 3.40% and 3.85% for 2017 and 2016, respectively, and a medical trend rate of 6.00% and 6.50% for both plans for 2017 and 2016, respectively. The medical trend rates are expected to remain steady at 6.0% in 2018, and decrease 0.5% to 5.5% in 2019 through 2021. Rates will gradually decrease from 5.4% in 2022 to 3.8% in 2075 and late based on the Society of Actuaries Long-Run Medical Cost Trend Model.

The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 2017 by $487, and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the year ended December 31, 2017 by $19. Decreasing the assumed trend rates by one percentage point would decrease the accumulated obligation as of December 31, 2017 by $413 and the aggregate of the service and interest cost components by $16.

29

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(dollar amounts in thousands)

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid to participants in the plans:

Benefit Payments

2018	$433
2019	389
2020	374
2021	358
2022	347
Five-year period beginning thereafter	1,499

NOTE 13. Stockholders' Equity

Vulcan Global, LLC is the sole holder of the Company’s stock as of December 31, 2017 and 2016. There were no payments made on the accumulated interest on the subordinated debt in 2017 or 2016.

NOTE 14. Accumulated Other Comprehensive Income (Loss)

The following table summarizes the activity, by component, related to the change in AOCI for December 31, 2017 and 2016:

	Foreign Currency Translation Adjustments	Postretirement Medical and Pension Liability	Accumulated Other Comprehensive Income (Loss)

Balance December 31, 2015	$(2,854)	$(2,500)	$(5,354)

Other comprehensive loss before reclassifications, net of tax (expense) benefit of $ -, $130, and $130	(701)	(234)	(935)

Amounts reclassified from accumulated other comprehensive loss, net	-	(87)	(87)

Net current period other comprehensive loss	(701)	(321)	(1,022)

Balance December 31, 2016	(3,555)	(2,821)	(6,376)

Other comprehensive income before reclassifications, net of tax (expense) benefit of $ -, $ -, and $ -	1,881	1,859	3,740

Amounts reclassified from accumulated other comprehensive loss, net	-	(123)	(123)

Net current period other comprehensive income	1,881	1,736	3,617

Balance December 31, 2017	$(1,674)	$(1,085)	$(2,759)

30

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(dollar amounts in thousands)

The $1,859 of other comprehensive income before reclassifications above includes a $620 impact of the full valuation allowance against pension deferred tax assets being continued and adjusted for the current year change in deferred tax assets.

The amounts reclassified from AOCI and the affected line item of the Consolidated Statement of Earnings are presented in the table below.

	Amounts Reclassified
	from Accumulated Other
	Comprehensive (Income)		Affected Line Item in
	Loss		the Consolidated
	2017	2016	Statement of Earnings

Pension and Postretirement Adjustments:
Amortization of net actuarial gain	$(117)	$(131)	Cost of goods sold
Amortization of net actuarial gain	(4)	(2)	SG&A expense
Prior service cost amortization	(2)	(3)	Cost of goods sold

Total income before tax	(123)	(136)

Tax impact	-	49	Income tax expense (benefit)

Total reclassification for the period	$(123)	$(87)

NOTE 15. Related Party Transactions

As of December 21, 2011, the Company became party to a Management Services Agreement with Wind Point VII, L.P., a related party, under which it incurs an annual fee of $1,320, paid quarterly in installments of $330. Payment of such fees is subject to a subordination agreement with the Company’s lenders. Under the terms of the forbearance agreement entered into in July 2016 the Company was prohibited from making cash payments for the Management Fees until the Company was compliant with the financial ratios contained in the original credit agreement. Management fees accrued on the balance sheet at December 31, 2017 were $1,980. In September 2017, the Company’s leverage ratio dropped below the original credit agreement requirement of 3.5 to 1, as a result the Company paid $660 of the $1,320 accrued on the balance sheet at December 31, 2016. The Company recognizes the fees in expense, and the fees are classified as accrued expenses on the balance sheet.

Related parties of the Company held $45,404 and $39,891 of the Company’s Subordinated Debt as of December 31, 2017 and 2016, respectively. On November 30, 2017 additional amounts of $429 were loaned to the Company. These funds are subject to the terms and conditions of the existing Subordinated Debt agreement. The Company incurred interest expense of $5,084 and $4,517 related to this debt in 2017 and 2016, respectively, all of which was considered PIK at December 31 and included in the outstanding principal balance. As required under terms of the Company’s subordinated note arrangements, this interest can be paid in cash, in kind or in a combination thereof. See discussion in Note 8 to the consolidated financial statements for further information regarding these related party transactions.

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Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(dollar amounts in thousands)

NOTE 16. Fair Value of Financial Instruments

Accounting standards require disclosures about fair value of financial instruments. The fair value estimates are based upon subjective assumptions and involve significant uncertainties resulting in estimates that vary with changes in assumptions. Any changes in assumptions or estimation methodologies may have a material effect on the estimated fair values disclosed.

The Company’s financial instruments consist of cash and cash equivalents, accounts and other receivables, accounts payable, accrued interest payable, and long-term debt.

Under ASC 820 fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. The three levels of inputs used to measure fair value are as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The fair values of the Company’s pension plan assets (described in Note 11) at December 31, 2017 and 2016 by asset category and fair value hierarchy level are as follows. The investments in the money market funds and all mutual funds are based on quoted prices in active markets. For these funds they are valued at the quoted net asset value of the shares held by the Plan at year end (Level1). The remaining valuations for the U.S. government securities or corporate and foreign bonds are based on pricing models maximizing the use of observable inputs for similar securities, including broker/dealer quotes, active market markers, models, and yield curves (Level2).

The carrying amounts for cash and cash equivalents, accounts and other receivables, accounts payable, and accrued interest payable approximate the fair values of these financial instruments, due to the short-term nature of these items.

As of December 31, 2017 and 2016, the Company’s borrowings under its revolving credit facility and term loan bear interest at a floating rate that re-prices frequently and, accordingly, the carrying amount is a reasonable estimate of fair value. Financial instruments also include subordinated debt with related parties. It is not practicable to estimate the fair value of these notes since they are due to related parties, and due to the difficulty in estimating what the terms may have been if the notes were with an unrelated third party. The terms of the notes are described in Note 8 to the Consolidated Financial Statements.

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Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(dollar amounts in thousands)

NOTE 17. Litigation and Contingent Liabilities

The Company is involved in litigation incidental to the conduct of its business, the results of which, in the opinion of management, are not likely to be material to the Company’s financial condition, results of operations, or cash flows.

NOTE 18. Concentrations of Credit and Other Risks

As of December 31, 2017, we had 527 full-time and part-time employees worldwide, compared to 480 employees as of December 31, 2016. Approximately 185 employees or 35% of the Company’s workforce is covered by collective bargaining agreements. During 2017, we negotiated two collective bargaining agreements covering approximately 97 employees or 18% of the workforce. One collective bargaining agreement covering approximately 9% of the Company’s workforce will expire during 2018.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, which at times, may exceed Federal Deposit Insurance Corporation limits. The Company maintains cash balances at a commercial bank. At times throughout the year, the account balances may exceed the F.D.I.C. insurance limit. Generally, the F.D.I.C. insures depositor funds up to $250. The bank balances in excess of the F.D.I.C. limits amounted to $6,617 and $12,591 as of December 31, 2017 and 2016, respectively.

The Company’s Interface Performance Materials - Altenkirchen subsidiary is located in Altenkirchen, Germany. The subsidiary’s assets comprise approximately 13% and 12% of the Company’s consolidated assets at December 31, 2017 and 2016, respectively, and the subsidiary’s net sales comprise approximately 17% and 18% of the Company’s consolidated net sales for the years ended December 31, 2017 and 2016, respectively.

In April 2013, the Company established Interface Sealing Solutions Hong Kong Limited (“ISS-HK”), a Hong Kong holding company and in January 2014, ISS-HK established Interface Sealing Technology (“Taicang”) Company Limited (“IST”). IST was formed as a wholly-owned foreign enterprise that engaged in the research, development and manufacture of sealing, heat insulation, noise reduction and shock absorbing products along with the relevant tooling. In accordance with Chinese regulations, we contributed $2,000 of registered capital over a two year period beginning in January 2014 and ending in January 2016.

In February 2016, our Board of Directors approved the closure of the “IST” parts plant in China. Due to the poor outlook for revenue at the plant and the on-going cash requirement to support the operations, the CEO and Board of Directors felt it was prudent to close the plant and focus Company resources on a more profitable, materials focused marketing plan in the Chinese markets. The formal liquidation process began July 1, 2016, and the liquidation reporting was filed with the Chinese government in November 2016. The liquidation process was finalized in 2017 and the cash was repatriated to the United States.

During 2017, the Company purchased a beater addition materials line and formed Interface Performance Materials India LLP. The equipment was purchased from Talbros, a customer of IPM, for approximately $400.

The 2017 and 2016 revenues and asset values related to our foreign operations in China and India were not material to the Company as a whole.

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